UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ x ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a -12

                               VSE CORPORATION
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ x ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each Class of securities to which transaction applies:  N/A

2. Aggregate number of securities to which transaction applies:  N/A

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4. Proposed maximum aggregate value of transaction:  N/A

5. Total fee paid:  N/A

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1. Amount previously paid:  N/A

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4. Date Filed:  N/A


VSE CORPORATON

  2550 Huntington Avenue, Alexandria, Virginia 22303-1499



                                         Notice of 2006
                                         Annual Meeting of
                                         Stockholders and
                                         Proxy Statement


Fellow Stockholders:

       You are cordially invited to attend the annual meeting of stockholders of VSE Corporation to be held on Tuesday, May 2, 2006, commencing at 10:00 a.m., Washington, D.C. time, at the VSE Building, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499. The matters expected to be considered at the annual meeting are described in the accompanying notice of meeting and proxy statement.

       At the meeting we will also review the activities of the company during the past year and its current activities. Stockholders will have an opportunity to ask questions. I hope you will be able to join us.

       To ensure that your VSE common stock is voted at the meeting, please promptly sign and date the enclosed proxy card and return it to VSE in the enclosed envelope. Your vote is important. Even if you return your proxy, you may attend the meeting and vote in person.

       Please note the location for this meeting. The VSE Building is located at 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, just off I-95/I-495 at Exit 176 (Telegraph Road - South). The building is also within walking distance of the Huntington Avenue Metro Station (Yellow Line), using the Lower Level exit to Huntington Avenue.

                                         Very truly yours,

                                         VSE CORPORATION




                                         D. M. Ervine
                                         Chairman, President, CEO and COO


March 31, 2006


VSE CORPORATION
       2550 Huntington Avenue, Alexandria, Virginia 22303-1499


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 2, 2006
To the Stockholders of VSE Corporation:

       Notice is hereby given that the annual meeting of stockholders of VSE Corporation, a Delaware corporation ("VSE"), will be held on Tuesday, May 2, 2006, commencing at 10:00 a.m., Washington, D.C. time, at the VSE Building, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, for the following purposes:

       1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

       2. To approve an amendment to VSE's Restated Certificate of Incorporation to increase the authorized number of shares of VSE Common Stock, par value $.05 per share, from 5,000,000 shares to 15,000,000 shares;

       3. To approve the adoption of the VSE Corporation 2006 Restricted Stock Plan;

       4. To ratify the appointment of Ernst & Young LLP as VSE's independent certified public accountants for the fiscal year ending December 31, 2006; and

       5. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Only record holders of VSE common stock as of the close of business on March 20, 2006, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof. The list of stockholders entitled to vote at the meeting or any adjournments thereof will be open to the examination of any stockholder during the 10 days prior to the meeting at VSE's offices located at 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, during ordinary business hours.

       The VSE Corporation 2005 Annual Report to Stockholders, which contains consolidated financial statements and other information of interest to stockholders, accompanies this proxy material.

       EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. TO RETURN YOUR PROXY YOU MAY USE THE SELF-ADDRESSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                             By Order of the Board of Directors



                                             C. S. Weber, Secretary
March 31, 2006

                               VSE CORPORATION

                      __________________________________

                               PROXY STATEMENT
                        Annual Meeting of Stockholders
                          to be held on May 2, 2006
                      __________________________________


                                 INTRODUCTION

General

       This proxy statement is being furnished to the stockholders of VSE Corporation, a Delaware corporation ("VSE" or the "Company"), in connection with the solicitation of proxies by VSE's board of directors (the "Board") for use at VSE's annual meeting of stockholders to be held on Tuesday, May 2, 2006, commencing at 10:00 a.m., Washington, D.C. time, at the VSE Building, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, and at any adjournments thereof for the purposes specified in the accompanying notice of meeting (the "Meeting").

       The mailing address of VSE's principal executive office is 2550 Huntington Avenue, Alexandria, Virginia 22303-1499. VSE's telephone number is
(703) 960-4600. This proxy statement and the accompanying notice and form of proxy are first being sent or given to the holders of VSE common stock, par value $.05 per share, (the "stockholders") on or about March 31, 2006.

       The close of business on March 20, 2006, is the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Holders of a majority of VSE's outstanding common stock, par value $.05 per share (the "Stock" or "VSE Stock"), as of March 20, 2006, must be present at the Meeting, either in person or represented by proxy, to constitute a quorum for the transaction of business at the Meeting. As of the close of business on February 10, 2006, there were 2,359,611 shares of Stock outstanding and approximately 250 stockholders of record. Each stockholder is entitled to one vote for each share of Stock held of record as of the close of business on March 20, 2006, on all matters which may be submitted to the stockholders at the Meeting.

Voting and Revocation of Proxies

       All Stock represented by valid proxies will be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated on a proxy, the Stock represented thereby will be voted as recommended by the Board, including for (a) the election as VSE directors of the seven nominees listed below under Proposal No. 1, (b) the approval of the amendment to VSE's Restated Certificate of Incorporation to increase VSE authorized Stock from 5,000,000 to 15,000,000 shares, as discussed below under Proposal No. 2, (c) the approval of VSE's 2006 Restricted Stock Plan, as discussed below under Proposal No. 3, and
(d) the ratification of the appointment of Ernst & Young LLP as VSE's independent certified public accountants for the fiscal year ending December 31, 2006, as discussed below under Proposal No. 4.

       Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will treat abstentions as Stock that is present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to stockholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain Stock to vote on a particular matter, such shares will be included in determining the presence of a quorum, but will not be entitled to be voted with respect to such matter.

       As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are VSE officers.

       A stockholder returning a proxy to VSE may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to VSE's secretary. In addition, any stockholder who has executed a proxy but attends the Meeting may cancel a previously given proxy by voting in person whether or not the proxy has been revoked in writing.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding beneficial ownership of Stock as of February 10, 2006, based on VSE records, information filed with the Securities and Exchange Commission (the "SEC"), and information provided to VSE. The voting and investment powers of the Stock listed below are held solely by the reported owner unless otherwise indicated.

________________________________________________________________________________
                                       Shares beneficially       Percent of
Name of Beneficial Owner	              owned                 class
________________________________________________________________________________


Certain Beneficial Owners
-------------------------
VSE Corporation Employee
 ESOP/401(k) Plan (a) 	                     262,913                11.1%

Non-Employee Directors
----------------------
Clifford M. Kendall (b)                       27,596                 1.2%
Calvin S. Koonce (b) (c)                     530,851                22.5%
James F. Lafond (b)                            2,253                 *
David M. Osnos (b)                             6,813                 *
Jimmy D. Ross (b)                              9,647                 *
Bonnie K. Wachtel (b)                         28,581                 1.2%

Executive Officers and Other Director
-------------------------------------
Thomas G. Dacus (b)                           13,345                 *
Donald M. Ervine (b)                          93,452                 3.9%
James M. Knowlton (b)                         47,429                 2.0%
Thomas R. Loftus (b)                          27,726                 1.2%
James E. Reed (b)                                  0                 *
Craig S. Weber (b)                            59,851                 2.5%

Group
-----
Directors, Nominees, and
 Executive Officers as a group
 (12 persons) (b) (d) 	                     847,544                34.2%

*	Represents less than one percent.

(a) These shares are held in trust for the benefit of the ESOP/401(k) Plan participants. Three VSE officers serve as Plan trustees. The Plan participants have voting power over 208,087 shares allocated to their respective ESOP accounts, while the Plan trustees share voting and investment power over the remaining 54,826 shares. The mailing address for the ESOP/401(k) Plan is 2550 Huntington Avenue, Alexandria, Virginia 22303-1499.

(b) Includes the following number of shares of Stock which the non-employee directors, executive officers, other directors, and all directors, nominees, and executive officers as a group (12 persons) have the right to purchase pursuant to the exercise of stock options which are exercisable within the next 60 days: Clifford M. Kendall-969, Calvin S. Koonce-2,563, James F. Lafond-1,063, David M. Osnos-2,563, Jimmy D. Ross-1,813, and Bonnie K. Wachtel-2,063, Thomas G. Dacus-13,250,
        Donald M. Ervine-38,500, James M. Knowlton-17,750, Thomas R. Loftus-15,750, James E. Reed-0, Craig S. Weber-20,250, and all directors, nominees, and executive officers as a group (12 persons)-116,534.

(c) Mr. Koonce's mailing address is 6550 Rock Spring Drive, Suite 600, Bethesda, Maryland 20817. Includes 1,500 shares owned by Mr. Koonce's spouse and 61,907 shares held in brokerage accounts for which Mr. Koonce has discretionary authority.

(d) The group consists of 12 persons. The 847,544 shares beneficially owned do not include the 54,826 shares beneficially owned or controlled by the trustees of the ESOP/401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires VSE officers and directors and persons who own more than 10% of VSE's Stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish VSE with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, VSE believes that all VSE officers, directors and stockholders subject to the reporting requirements of
Section 16(a) filed their reports on a timely basis in fiscal year 2005.

                                Proposal No. 1
                                --------------

                            ELECTION OF DIRECTORS

Nominees

       At the Meeting, stockholders will elect, by a plurality of the votes cast, seven VSE directors, who will constitute the entire Board. Each nominee listed below is currently serving as a VSE director and was elected by the stockholders at the last annual meeting of stockholders. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board.

       The seven nominees for election as VSE directors and certain information regarding them are as follows:

Name and Principal Occupation	                         Age	 Director since
_____________________________                            ___     ______________

Donald M. Ervine	                                  69	      1987
VSE Chairman of the Board and Chief Executive Officer since 1992. Also serving as President and Chief
Operating Officer since 2002.

James F. Lafond	                                          63          2003
Retired executive and certified public accountant.
From 1998 to 2002, Mr. Lafond was Washington Area
Managing Partner, Pricewaterhouse-Coopers LLP. He previously served in various leadership positions at Coopers & Lybrand (1964 to 1998). He is also a director of WGL Holdings, Inc.

Clifford M. Kendall                                       74          2001
Private Investor. Mr. Kendall is a member and former
Chairman of the Board of Regents of the University
System of Maryland. Mr. Kendall was one of the founders of Computer Data Systems, Inc., in 1968, and he served as its Chairman and Chief Executive Officer from 1970 to 1991 and as Chairman until December 1997.

Calvin S. Koonce                                          68          1992
Chairman, Koonce Securities, Inc., a securities broker/dealer firm (for more than the past five years).

David M. Osnos                                            74          1968
Of counsel (previously senior partner) at Arent Fox
PLLC, attorneys-at-law (for more than the past five years). He is also a director of EastGroup Properties, Inc. and Washington Real Estate Investment Trust.

Jimmy D. Ross                                             69          1994
General, U.S. Army (Ret.), formerly Commanding General,
U.S. Army Materiel Command. General Ross is a senior logistics consultant for, and from 2000 to 2003 was an executive officer of, Cypress International, Inc., a defense business development consulting firm.

Bonnie K. Wachtel                                         50          1991
Vice President and General Counsel, Wachtel & Co.,
Inc., brokers and underwriters (for more than the past five years). Ms. Wachtel is also a director of Information Analysis Incorporated.

Board of Directors, Committees and Corporate Governance

       There are currently seven members of our Board. Except for Mr. Ervine, who serves as VSE's Chairman, Chief Executive Officer, President and Chief Operating Officer, all of our current directors are "independent" as defined by the applicable rules of The NASDAQ Stock Market, Inc. ("NASDAQ"). The independent directors regularly have the opportunity to meet without Mr. Ervine in attendance. During 2005, there were seven regular Board meetings and one special Board meeting, and no director attended (during the period which he or she was a director) less than 75% of the aggregate of (a) the total number of Board meetings (in person or by telephone) and (b) meetings of Board committees on which he or she served (during the period that he or she served). VSE does not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and VSE tries to ensure that at least one independent director is present at the annual stockholder meetings and available to answer any stockholder questions. At last year's annual stockholders meeting five directors, including four independent directors, were present.

       The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, a Finance Committee, and a Planning Committee. The current charters of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are available on VSE's Internet site, www.vsecorp.com.

       Audit Committee. The primary purpose of the Audit Committee is to oversee VSE's accounting and financial reporting processes and the audits of its financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company's independent auditors.

       During the past fiscal year, the Audit Committee was composed of Mr. Lafond (Chairman), Mr. Kendall and Ms. Wachtel. All of the Audit Committee members during the past fiscal year are independent in accordance with applicable rules of the SEC and NASDAQ. Each member is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. The Board has determined that Mr. Lafond is an "audit committee financial expert" as defined in Exchange Act Regulation S-K Item 401(h). During 2005, the Audit Committee met five times.

       Compensation Committee. The primary purpose of the Compensation Committee is to recommend to the Board the compensation to be paid to the Company's Chief Executive Officer and review the salaries and bonuses of VSE's other officers. The committee also administers the Company's stock option plans and meets either independently or in conjunction with the full Board to grant options to eligible individuals in accordance with the respective plans. Awards, however, of discretionary stock option grants approved by the Compensation Committee are subject to ratification by the Board. During the past fiscal year, the Compensation Committee was composed of General Ross (Chairman), Mr. Kendall and Mr. Koonce. Each of the committee members is independent in accordance with applicable NASDAQ rules. During 2005, the Compensation Committee met five times.

       Nominating and Corporate Governance Committee. The primary purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board with respect to nominees to be proposed for election as directors and with corporate policies regarding, among other things, business conduct, securities trading, indemnification of VSE officers and directors, and conflicts of interest involving VSE officers, directors, and employees. During the past fiscal year the Committee was composed of Mr. Kendall (Chairman), Mr. Lafond, Mr. Osnos, Mr. Koonce, General Ross and Ms. Wachtel, all of whom are independent in accordance with applicable NASDAQ rules. During 2005, the Nominating and Corporate Governance Committee met two times.

       Finance Committee. The Finance Committee is primarily concerned with making recommendations to the Board with respect to VSE's capitalization and long-term funding requirements. During the past fiscal year the Committee was composed of Mr. Osnos (Chairman), Mr. Koonce and Ms. Wachtel. During 2005, the Finance Committee met two times.

       Planning Committee. The Planning Committee is primarily concerned with making recommendations to the Board with respect to business development opportunities, including acquisitions. The Committee is composed of Mr. Ervine (Chairman), Mr. Lafond, Mr. Koonce, General Ross and Ms. Wachtel. During 2005, the Planning Committee met one time.

       Director Nominations and Qualifications. Stockholders may recommend persons to be nominated for election as directors of VSE at the annual meeting of stockholders. To be considered, such recommendation must be submitted in accordance with VSE's by-laws and must be received in writing by the secretary of VSE no later than 90 days before the date in the current year which corresponds to the date on which the annual meeting was held during the immediate prior year. (Nominations for the year 2007-2008 should be received by the secretary no later than February 3, 2007.) Such recommendation shall be accompanied by the proposing stockholder's name, evidence that such stockholder is a beneficial owner of VSE Stock, and the candidate's name, biographical data and qualifications.

       The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria discussed below.

       Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding VSE values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

       The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Such Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. Such Committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience, and capability on the Board. The Committee has not in the past retained any third party to assist in identifying nominees for Board membership.

Lead Independent Director

       The Board has established the position of Lead Independent Director. The Lead Independent Director will assist the Chairman and the other Board members in assuring effective corporate governance. Mr. Kendall, who serves as Chairman of the Nominating and Corporate Governance Committee, was appointed to serve as the Lead Independent Director.

Communications with the Board

       Individuals may communicate with the Board by submitting an e-mail to the VSE Board at board@vsecorp.com. All directors have access to this e-mail address. Communications that are intended specifically for non-employee directors should be sent to the e-mail address above to the attention of the Chair of the Nominating and Corporate Governance Committee. Communications to the Board by mail can be addressed to The Board of Directors or a particular Board member c/o VSE Corporation, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499.

Code of Business Conduct and Ethics

       The Board has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers, including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code is posted on VSE's Internet website www.vsecorp.com. VSE intends to satisfy the disclosure requirements under Item 5.05 of Exchange Act Form 8-K regarding any waiver or amendment of the Code with respect to VSE's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such required information on VSE's Internet website.

Compensation of Directors

       During the first seven months of 2005 (January 1 to August 1), each non-employee director was compensated at an annual rate of $20,000, and the Chairman of the Audit Committee was compensated in addition at an annual rate of $5,000. Effective August 2, 2005, each non-employee director was compensated at an annual rate of $24,000, and the Chairman of the Audit Committee was compensated in addition at an annual rate of $5,000. In addition, effective August 2, 2005, each non-employee director was compensated at a rate of $1,000 for each Board meeting attended, and Committee members were compensated at a rate of $1,000 for each Committee meeting attended.

       Directors who are VSE employees receive no additional compensation for service as a director. In addition, no compensation is paid to a director for personal services rendered to VSE pursuant to a consulting services agreement between the director and VSE, or any of VSE's subsidiaries, unless authorized as a special assignment by the Board. No such authorization was requested for or on behalf of any director in 2005. The foregoing procedures do not restrict reimbursement for expenses incurred by a director for attending meetings of the Board or its authorized committees.

       Pursuant to the VSE Corporation 2004 Stock Option Plan, each non-employee director (currently Messrs. Kendall, Koonce, Lafond, Osnos, General Ross, and Ms. Wachtel), is granted, as of January 1 each year commencing with January 1, 2005, a nondiscretionary five-year option to purchase up to 1,000 shares of VSE Stock (1,000 shares represents the maximum number of shares which may be covered by options issued annually to each non-employee director pursuant to either or both of the VSE Corporation 1998 and 2004 Stock Option Plans). Each option vests 25% on the date of the grant and on each of the first three successive anniversary dates of the date of grant (100% vested after three years). The option price per share for each nondiscretionary grant is not less than the fair market value of VSE Stock as of the date the option is granted. See "Security Ownership of Certain Beneficial Owners and Management" above for further information on the stock options held by each VSE director.

       On December 30, 2005, the Board directed VSE to discontinue, until and unless the Board determined otherwise, awarding options, both discretionary and nondiscretionary, to purchase VSE Stock under VSE's 2004 Stock Option Plan. For a proposal regarding the adoption of a new incentive compensation plan (the VSE Corporation 2006 Restricted Stock Plan) to replace the 2004 Stock Option Plan, see "Proposal No. 3" below.

       Pursuant to the VSE Corporation 2004 Non-Employee Directors Stock Plan (the "Directors Stock Plan"), each non-employee director has the ability to elect that all or a portion of his or her annual cash compensation for service as a VSE director be paid in VSE Stock at fair market value determined in accordance with the Directors Stock Plan. For 2005 Messrs. Kendall, Koonce and Lafond elected to have all of their annual cash compensation paid in VSE Stock, Ms. Wachtel elected to have 60% of her annual cash compensation paid in VSE Stock, and General Ross elected to have 50% of his annual cash compensation paid in VSE Stock.

Certain Relationships and Related Transactions

       Pursuant to an agreement dated as of October 21, 1998, Donald M. Ervine serves as the Chief Executive Officer of VSE at a base salary of $325,000 per annum. Mr. Ervine is employed for a term ending on January 1, 2007, subject to automatic extensions for successive one-year periods unless notice to terminate is given by Mr. Ervine at least 90 days prior to the expiration of the term or any such one-year extension of the term. Mr. Ervine's base salary is subject to review in January of each year, provided that the base salary shall not be less than $254,000 per annum. Mr. Ervine is also eligible to receive an annual performance bonus each year as determined by the Board or its Compensation Committee. Mr. Ervine's employment may be terminated by the Board for willful and gross misconduct and in the case of death or disability which prevents
Mr. Ervine from substantially fulfilling his duties for a period in excess of six months. If Mr. Ervine's employment is terminated because of death or illness or disability, he or his beneficiary, as the case may be, will be paid his annual base salary then in effect for one full year from the date of death or disability. Mr. Ervine's employment may also be terminated without cause on 60 days prior notice and on payment of a lump sum severance compensation payment equal to two times his annual base salary then in effect. The agreement includes a covenant by Mr. Ervine not to be involved, directly or indirectly, in a business enterprise that competes with VSE during the term of his employment and for two years thereafter. The agreement also provides that Mr. Ervine will be nominated as a director and elected Chairman of the Board during his employment term. If a change of control of VSE, as defined, occurs, Mr. Ervine may terminate the agreement and will be entitled to a lump sum severance compensation payment equal to three times his annual base salary then in effect.

       Pursuant to separate agreements entered into in 1997 and expiring on January 1, 2007, Mr. Knowlton and Mr. Weber each serve in his executive officer's capacity, subject to automatic extensions for successive one-year periods unless notice to terminate is given by the officer at least 90 days prior to the expiration of the then current term. The terms and conditions in the executive officer agreements are similar to those of Mr. Ervine's 1998 agreement except that (a) each of the executive officers is employed at a minimum base salary equal to the executive officer's annual base salary in effect on the date the agreement was signed, subject to annual and special reviews, (b) each of the executive officers will be reappointed to serve in the executive officer's current or comparable capacity, (c) in the event of termination without cause, each executive officer's lump sum severance compensation payment shall equal his annual base salary then in effect, and
(d) in the event of a change of control of VSE, as defined, each executive officer may terminate the agreement and will be entitled to a lump sum severance compensation payment equal to two times his annual base salary then in effect.

       Pursuant to separate agreements entered into in 2004 and expiring on December 31, 2007, Mr. Dacus and Mr. Loftus each serve in his executive officer's capacity, subject to automatic extensions for successive one-year periods unless notice to terminate is given by either VSE or the officer at least 90 days prior to the expiration of the then current term. The terms and conditions in the executive officer agreements are similar to those of Mr. Ervine's 1998 agreement except that (a) each of the executive officers is employed at a minimum base salary equal to the executive officer's annual base salary in effect on the date the agreement was signed, subject to annual and special reviews, (b) each of the executive officers will be reappointed to serve in the executive officer's current or comparable capacity,
(c) in the event of termination without cause, each executive officer's lump sum severance compensation payment shall equal his annual base salary then in effect, and (d) in the event of a change of control of VSE, as defined, each executive officer may terminate the agreement and will be entitled to a lump sum severance compensation payment equal to one times his annual base salary then in effect.

       Pursuant to an agreement dated as of February 10, 2005, James E. Reed serves as the President of VSE's wholly owned subsidiary Energetics Incorporated ("Energetics") at a base salary of $175,000 per annum. Mr. Reed is employed for a term ending on January 31, 2007, subject to automatic extensions for successive one-year periods unless notice to terminate is given by either Energetics or Mr. Reed at least 60 days prior to the expiration of the term or any such one-year extension of the term. Mr. Reed's base salary is subject to review in July of each year, provided that the base salary shall not be less than $175,000 per annum. Mr. Reed is also eligible to receive an annual performance bonus each year as determined by the Energetics' Board of Directors in consultation with the Board and Compensation Committee. The terms and conditions of Mr. Reed's agreement are similar to those of Mr. Ervine's 1998 agreement except that (a) Mr. Reed will be reappointed to serve in his current or comparable capacity, (b) in the event of termination without cause, Mr. Reed's lump sum severance compensation payment shall equal his annual base salary then in effect, and (c) in the event of a change of control of VSE, as defined, Mr. Reed may terminate the agreement for good reason, as defined, and will be entitled to a lump sum severance compensation payment equal to his annual base salary then in effect.

       There is no family relationship between any director or executive officer of VSE and any other director or executive officer of VSE.

       The law firm of Arent Fox PLLC, of which Mr. Osnos is of counsel, has represented and is expected to continue to represent VSE on various legal matters.

       VSE and the trustees of its employee benefit plans have in the past effected certain of their transactions in VSE Stock through Wachtel & Co., Inc., of which Ms. Wachtel is a director, officer, and shareholder, and through Koonce Securities, Inc., which is wholly owned by Mr. Koonce. No transactions in VSE Stock occurred with Wachtel & Co., Inc. or Koonce Securities, Inc. in 2005.

       The Board unanimously recommends that stockholders vote "for" the election of each of the seven persons nominated to serve as a director of VSE for the ensuing year.

                                Proposal No. 2
                                ______________


                  AMENDMENT OF CERTIFICATE OF INCORPORATION
                     TO INCREASE AUTHORIZED COMMON STOCK

       On February 9, 2006, the Board adopted a resolution declaring it advisable and in the best interests of VSE and its stockholders to amend VSE's Restated Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of VSE's common stock, par value $.05 per share ("VSE Stock" or "Stock"), from 5,000,000 to 15,000,000 shares (the "Amendment").

       As of February 10, 2006, 2,359,611 shares of VSE's 5,000,000 authorized shares of Stock were issued and outstanding, 477,563 shares were reserved for issuance upon the exercise of options granted or available for grant under VSE's 1998 Stock Option Plan and 2004 Stock Option Plan, and 46,389 shares were reserved for issuance under VSE's 2004 Directors Stock Plan. Consequently, VSE is currently limited to 2,116,437 authorized but unissued shares if it desires to issue Stock for additional equity compensation, including, if approved by stockholders, under VSE's 2006 Restricted Stock Plan (see "Proposal No. 3" below) or for stock splits, stock dividends, or acquisitions or to obtain funds through a private or public offering, or any other purpose.

       The Board believes that it is in VSE's best interests to have additional authorized but unissued Stock available for issuance to meet business needs as they arise from time to time, without the expense and delay of seeking stockholders approval for additional authorized shares at that time. Thus, the Board believes that it is in the Company's best interest to increase the authorized Stock beyond the currently available shares for such business needs. Such business needs may include future stock splits or stock dividends, equity financings, acquisitions, adoption of new or modifying current employee benefit plans, and other proper corporate purposes identified by the Board in the future. However, any future issuance of such Stock would remain subject to separate stockholder approval if required by applicable law or NASDAQ rules.

       Other than issuances of Stock pursuant (a) to the exercise of outstanding stock options and future option grants under the 1998 Stock Option Plan and 2004 Stock Option Plan, (b) to elections under the 2004 Directors Stock Plan, and,
(c) if approved by stockholders, to the proposed 2006 Restricted Stock Plan, VSE has no current plans, arrangements or understandings regarding the issuance of any additional Stock for which authorization is sought, and there are no negotiations pending with respect to the issuance of Stock for any purpose.

       Additional Stock authorized pursuant to the proposed Amendment would be identical in all respects to the VSE Stock currently authorized. While authorization of the additional shares will not currently dilute the proportionate voting power or other rights of existing stockholders, future issuances of Stock could reduce the proportionate ownership of existing holders of VSE Stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.

       Stock (including the additional VSE Stock authorized pursuant to this proposal) may be issued from time to time upon authorization of the Board, without further approval by the stockholders, unless otherwise required by applicable law or NASDAQ rules, and for the consideration that the Board may determine is appropriate and as may be permitted by applicable law.

       As provided for by the Delaware General Corporation Law, the Board has directed that the proposed Amendment to increase the authorized Stock from 5,000,000 to 15,000,000 shares be submitted to a vote of the stockholders at the Meeting. Approval of the proposed Amendment requires the affirmative vote of the holders of a majority of the VSE Stock entitled to vote thereon.

       Although an increase in our authorized Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the Stock ownership of a person or group seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase is not in response to any effort by any person or group to accumulate our Stock or to obtain control of VSE by any means. In addition, the proposal is not part of any current plan by the Board to recommend or implement a series of anti-takeover measures or any other corporate transactions.

       The proposed Amendment would amend Article Fourth of the Certificate by striking out the entire text of Article FOURTH, as it currently exists and inserting in lieu and instead thereof the following:

       "FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of Common Stock, par value $0.05 per share."

       If approved by the requisite number of shares, the amendment to our Certificate will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur promptly following the Meeting.

       The Board unanimously recommends that stockholders vote "for" approval of the proposal to amend our Certificate.


                                Proposal No. 3
                                ______________


                  APPROVAL OF OUR 2006 RESTRICTED STOCK PLAN

       Our 2006 Restricted Stock Plan was approved by the Board on February 9, 2006, subject to the approval of our stockholders at the Meeting (the "2006 Plan").

       As described in this proxy statement, our employees and non-employee directors have received, in addition to cash, equity-based compensation for their services to VSE. Currently, the equity compensation is provided in the form of options to purchase VSE Stock granted under VSE's 2004 Stock Option Plan (the "2004 Option Plan") and for directors electing to receive Stock under the 2004 Directors Stock Plan, as such plans were approved by VSE's stockholders on May 3, 2004. On December 30, 2005, however, the Board directed VSE to discontinue, until and unless the Board determined otherwise, awarding stock options to our employees and non-employee directors under the 2004 Option Plan. The Board believes that compensating our employees and non-employee directors with restricted VSE Stock and restricted VSE Stock units, rather than stock options, is a more appropriate and effective form of equity-based compensation. As with the former use of stock options, the use of restricted stock or restricted stock units is intended to foster a long-term focus on our performance and to provide our employees and non-employee directors with a means to have an equity stake in VSE which will, in turn, align their interests with those of our stockholders.

       The primary reason for the Board's suspension of option awards under the 2004 Option Plan was the potential impact on VSE's results of operations from the application of recent accounting pronouncements to share-based payments to employees, including stock option awards. The Board believes that the potential impact on VSE's results of operations due to the issuance of restricted stock and restricted stock units under the 2006 Plan should be less than the potential impact of issuing options under the 2004 Option Plan. While the Board has no current intent to do so, the Board may in the future authorize the issuances of additional options under the 2004 Option Plan. The Board did not discontinue the issuance of VSE Stock to non-employee directors under the 2004 Directors Stock Plan, which as of February 10, 2006, had 46,389 shares available for issuance thereunder.

       As required by applicable NASDAQ rules, the Board is asking stockholders to approve the 2006 Plan. If the 2006 Plan is not approved, employees and non-employee directors will not be eligible to receive awards of restricted stock or restricted stock units under the 2006 Plan. In this case, the Board would reconsider its discontinuation of awarding options to VSE's employees and non-employee directors under our 2004 Option Plan.

       As of February 10, 2006, outstanding options granted under the 2004 Option Plan covered 68,250 shares of VSE Stock, and 256,000 shares of VSE Stock and 24,000 shares of VSE Stock, respectively, were available under the 2004 Option Plan for discretionary option awards to executive officers and key employees and nondiscretionary option awards to non-employee directors. The options outstanding, as of February 10, 2006, to purchase up to 68,250 shares of VSE Stock under the 2004 Option Plan are not affected by the above-referenced Board action. Prior to the Board's suspension of option awards under the 2004 Option Plan, each non-employee director of VSE would receive as of January 1 of each year a nondiscretionary option under the 2004 Option Plan covering 1,000 shares of VSE Stock.

       In addition, the options outstanding, as of February 10, 2006, to purchase up to 129,313 shares of VSE Stock under VSE's 1998 Stock Option Plan approved by VSE's stockholders on May 7, 1998, are not affected by the above-referenced Board action. No other options are available for issuance under VSE's 1998 Stock Option Plan.

Description of 2006 Plan

       The following is a summary of the material features of the 2006 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the 2006 Plan, which is attached to this proxy statement as Appendix A.

       Types of Awards; Eligibility. Awards of restricted stock and restricted stock units may be granted under the 2006 Plan. Awards of restricted stock are shares of VSE Stock which are awarded subject to such restrictions on transfer as the Compensation Committee or Board may establish. Awards of restricted stock units are units valued by reference to shares of VSE Stock that entitle a participant to receive, upon the settlement of the unit, one share of VSE Stock for each unit. If the 2006 Plan is approved by stockholders, VSE employees, including employees of VSE subsidiaries, and non-employee directors will be eligible to receive awards under the 2006 Plan. As of February 15, 2006, potentially eligible 2006 Plan participants included approximately 700 employees, of whom approximately 30 employees are expected to participate, and six non-employee directors.

       Shares Subject to the 2006 Plan. The aggregate maximum number of shares that may be issued pursuant to awards under the 2006 Plan is 125,000 shares of VSE Stock (subject to adjustments for recapitalization and certain other corporate transactions). Shares issued under the 2006 Plan may be either treasury shares or shares originally issued for this purpose. Rights to receive shares forfeited pursuant to the terms of an Award will be available again for grant under the 2006 Plan. As of February 15, 2006, the fair market value of VSE Stock was $51.51 per share.

       Term of the 2006 Plan. No awards may be granted under the 2006 Plan after the fifth anniversary of the date on which the 2006 Plan is approved by stockholders.

       Administration. The 2006 Plan will be administered by the Compensation Committee. The Board, however, will be responsible for administering any awards granted to non-employee directors.

       Terms of Awards. The terms and conditions of each award of restricted stock or restricted stock units granted to employees or non-employee directors will be determined under the 2006 Plan. The Compensation Committee will determine the terms and conditions of each Award to an employee, including the period which generally will extend for at least six months from the date of grant, during which the recipient of an Award (the "Grantee") cannot sell, transfer, pledge or assign Awards (the "Restriction") under the Plan. The Compensation Committee will determine the rights which Grantees have with respect to Awards. When all Restrictions applicable to an Award lapse, the Company will deliver to the Grantee a certificate for the number of shares of VSE Stock without any legend or restriction (except as necessary to comply with applicable federal and state securities laws).

       Currently, the Board has not made any determination regarding the granting of Awards to non-employee directors except if the 2006 Plan is approved by the stockholders, the Board intends each non-employee director elected at the Meeting to receive an Award of 300 shares of restricted stock. Each Award to a non-employee of restricted stock will be fully vested on the grant date. Awards of restricted stock to a non-employee director will also contain other terms and conditions as determined by the Board.

       Termination of Employment. Upon termination of employment, all Awards to employees which are still subject to Restriction will be forfeited by the Grantee. With respect to any Award, the Compensation Committee may, in its sole discretion, waive Restrictions in whole or in part.

       Withholding. Tax liabilities incurred in connection with the grant of an Award or its vesting or lapse of restrictions or settlement will be satisfied by our withholding a portion of the shares subject to the Award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by VSE under applicable law. Subject to certain conditions specified in the 2006 Plan, a recipient of an Award may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

       Adjustments. The aggregate number of shares of VSE Stock available for issuance under the 2006 Plan, the class of shares as to which awards may be granted and the number of shares covered by each outstanding Award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

       Terminating Events. In the event of our liquidation or a transaction or series of transactions in which an unaffiliated third party acquires VSE Stock ownership such that this person has the ability to direct the Company's management, as determined by the Board in its sole discretion, the Compensation Committee may provide that upon consummation of such an event, any outstanding Awards will vest in full or in part or that all restricted stock or restricted stock units which have been previously deferred be transferred to the recipient.

       Amendment or Termination. The 2006 Plan may be amended by the Board or the Compensation Committee and may be terminated by the Board at any time. No award will be materially and adversely affected by any amendment or termination without the written consent of the recipient of the Award.

       Section 16(b). Approval of the 2006 Plan by the stockholders will exempt the acquisition of VSE Stock pursuant to the 2006 Plan by a VSE director or officer from the provisions of Section 16(b) of the Exchange Act. Section 16(b) provides, among other things, that a director or officer who, within a six-month period, purchase and sells (or sells and purchases) the stock of a corporation which employees him or her is liable to the corporation for the difference between the purchase price and the sale price.

Exchange Act Rule 16b-3 provides that the acquisition of a stock option by a director or officer of a corporation pursuant to a stock option plan which meets certain requirements (one of which is stockholder approval of the plan) is not subject to Section 16(b).

       Restrictions on Resale. The Company intends to register the VSE Stock issuable under the 2006 Plan under the Securities Act of 1933, as amended, as soon as practicable after receiving stockholders approval. Certain officers may be deemed to be "affiliates" of VSE as that term is defined under the Securities Act. Stock acquired under the 2006 Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

       Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the allowable deduction for compensation paid to an offer of a publicly held corporation who is the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to $1 million for each taxable year.

       Certain types of compensation are exempted from the deduction limit imposed by Code Section 162(m), including payments contingent on the attainment of one or more performance goals if the performance goals are established by a compensation committee of the board of directors that is comprised solely of two or more outside directors and the material terms of the compensation and performance goals are disclosed to and approved by the stockholders of the corporation before payment. In the case of an award of restricted stock or restricted stock units, a payment will satisfy the requirement that compensation be paid on the basis of a pre-established performance goal if the award is made by the compensation committee comprised solely of outside directors, and the plan is approved by the corporation's stockholders.

       The 2006 Plan was designed to allow awards thereunder to quality for the exemption from the $1 million limit on tax-deductible payments under Code
Section 162(m). Awards may, but need not, include performance criteria that satisfy Code Section 162(m). Any Award intended to qualify as "performance-based compensation" under Code Section 162(m), either will be conditioned on or granted based upon the achievement of one or more of the following performance measures, which shall be set by the Committee no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Code Section 162(m): (a) total stockholder return,
(b) stock price, (c) operating earnings, (d) net earnings, (e) return on equity or capital, (f) income, (g) level of expenses or (h) growth in revenue. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subdivisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion. Each award intended to qualify as "performance-based compensation" will be subject to a $1 million per award cap.

       Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned, or for which options become exercisable, by a participant for such performance period. In determining the number of units or shares earned by a participant, or for which options become exercisable, for a given performance period, subject to any applicable Award agreement, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

       New Plan Benefits. Grants of awards to eligible employees will be subject to the Compensation Committee's discretion and, therefore, are not determinable at this time. If the 2006 Plan is approved by stockholders and non-employee directors are eligible to participate in the Plan, each non-employee director (currently six directors) will receive an award of 300 shares of restricted stock on or about the date of the Meeting. Except for such awards of 300 shares of restricted stock, VSE has not made any determination for the granting of awards to non-employee directors.

Federal Income Taxation

       The federal and state income tax consequences of restricted stock and restricted stock units are complex and subject to change. The following discussion is only a brief summary of the general U.S. federal income tax consequences of restricted stock and restricted stock units granted under the 2006 Plan and does not cover all specific transactions that may arise. A taxpayer's particular situation may be such that the general federal income tax rules described below may not apply. Also, this summary does not cover the state, local or foreign tax consequences of either the award of restricted stock or restricted stock units or the subsequent sale or other transfer of the underlying VSE Stock, or federal or state estate tax, inheritance or death taxes. Therefore, each participant in the 2006 Plan is urged to consult with his or her own tax advisor regarding federal, state, local and foreign tax consequences relating to participation in the 2006 Plan.

       Restricted Stock. Generally, the grant of an award of restricted stock that is subject to restrictions on transfer and a substantial risk of forfeiture is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which restrictions on the award lapse and the award vests, in an amount equal to the fair market value of the common stock received. An award of restricted stock that is fully vested on the grant date generally will be taxable to the recipient on such date. A recipient's basis for determining gain or loss on a subsequent disposition of common stock will be the amount the recipient must include in income when the restrictions lapse or when the award was granted, if not subject to restrictions. Any gain or loss recognized on a disposition of the common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

       Restricted Stock Units. Generally, the grant of an award of restricted stock units is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which the units are settled, in an amount equal to the fair market value of the common stock received. A recipient's basis for determining gain or loss on a subsequent disposition of common stock will be the amount the recipient must include in income when the units vest and are settled. Any gain or loss recognized on a disposition of the common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

       Section 83(b) Election. If a recipient of an award of restricted stock properly makes an election pursuant to Code Section 83(b), he or she will recognize ordinary compensation income equal to the fair market value of the shares of common stock at the time the shares are awarded, without taking into account the effect of the restrictions on the award. The recipient's basis for determining gain or loss on a subsequent disposition of shares will be the amount the recipient so included in income. Any gain or loss recognized on a disposition of shares of common stock which were subject to the Section 83(b) election will be short-term or long-term capital gain or loss, depending on the length of time since the date of the award. If, however, the recipient forfeits an award upon a termination of employment prior to the time the restrictions lapse, he or she will generally not be entitled to deduct any loss upon such forfeiture even though the recipient may have been required to include an amount in income by virtue of the Section 83(b) election.

       Approval of the 2006 Plan requires the affirmative vote of the holders of a majority of the VSE Stock present or represented and entitled to be cast at the Meeting.

       The Board unanimously recommends that stockholders vote "for" approval of our 2006 Restricted Stock Plan.

                                Proposal No. 4
                                ______________

           APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       Based on the recommendation of its Audit Committee, the Board has appointed the firm of Ernst & Young LLP to be VSE's independent certified public accountants for the year ending December 31, 2006, and recommends to stockholders that they vote for ratification of that appointment. Although not required to do so, the Board has determined that it would be desirable to request stockholders' approval of this appointment. The ratification of the appointment of VSE's independent certified public accountants will require the affirmative vote by the holders of a majority of the outstanding Stock present in person or represented by proxy at the Meeting. If such approval is not received, the Board will reconsider the appointment.

       In 2005 and 2004 Ernst & Young LLP services included an examination of VSE's consolidated financial statements, the financial statements of certain benefit plans, and reviews of the consolidated financial statements included in VSE Form 10-Qs filed with the SEC for each of the quarters ended March 31, June 30, and September 30.

       Ernst & Young LLP billed VSE for professional services rendered for the years ended December 31, 2005, and December 31, 2004, as follows:


       	                                     2005        2004
                                             ----        ----

       Audit fees (1)                      $235,900    $168,028
       Audit-related fees (2)                20,000      27,500
       Tax fees (3)                          13,835           -
       All other fees                             -           -
       _______________

       (1)	Includes fees and expenses related to the fiscal year audit
                and to interim reviews and related accounting consultation.
       (2)	Includes fees and expenses for audits of the employee benefit plan and, in 2004, consultation regarding internal control reporting.
       (3)	Includes fees and expenses for tax advisory service.

       The Audit Committee approves in advance all audit and non-audit services provided by the independent auditors prior to their engagement with respect to such services. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by VSE's independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $30,000 or 25% of the audit fees for VSE's most recent completed fiscal year, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by the independent auditors in fiscal 2005 and 2004.

       A representative of Ernst & Young LLP is expected to attend the Meeting, will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

       The Board unanimously recommends that stockholders vote "for" the proposal to ratify the appointment of Ernst & Young LLP to serve as VSE's independent certified public accountants for the fiscal year ending December 31, 2006.

                             AUDIT COMMITTEE REPORT
       The Audit Committee (the "Committee") is composed of three non-employee directors (Messrs. Lafond and Kendall and Ms. Wachtel), each of whom is considered an "independent" director for the purposes of the applicable rules of NASDAQ and the SEC. The Committee's responsibilities are set forth in its charter, a copy of which is available on VSE's Internet site, www.vsecorp.com. The Board and the Committee believe that the Committee members are and were at the time of the actions described in this report "independent" directors as independence is defined by NASDAQ Rule 4200(a)(15).

       The Committee has reviewed and discussed with management VSE's audited consolidated financial statements as of and for the year ended December 31, 2005, and has discussed with VSE's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

       The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the auditors the auditors' independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

       Based on the foregoing reviews and discussions, the Committee recommended to the Board that the above referenced consolidated financial statements be included in VSE's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

       Audit Committee:	James F. Lafond (Chairman), Clifford M. Kendall,
                        and Bonnie K. Wachtel

                        COMPENSATION COMMITTEE REPORT

       The Board has established a Compensation Committee (the "Committee") to
(a) review corporate compensation policies, including incentive compensation,
(b) recommend to the Board for its determination the compensation of the Chief Executive Officer (the "CEO"), and (c) review the compensation of other VSE executive officers and employees. The Committee is composed entirely of non-employee directors (see "Board of Directors, Committees and Corporate Governance" above).

Compensation Philosophy

       VSE's overall compensation philosophy is based on aligning executive compensation with industry standards and with financial performance objectives established by the Board. Under the Committee's supervision, VSE has established compensation policies designed to attract and retain qualified executives and to link total compensation to corporate goals. The key elements of VSE executive compensation are base salary, a performance bonus incentive plan, and a long-term incentive plan.

Base Salary

       The base salaries for executive officers and other corporate officers are established primarily on the basis of comparability to the range of compensation paid by companies of similar size and industry, as determined by commercially available wage and salary surveys. Size is determined primarily by reference to annual revenues and number of employees. VSE's industry group is engineering and technical services (formerly SIC Code 8711). National and geographic differences in compensation are considered based on the executive's primary area of operations and responsibility. VSE targets a competitive salary for executive officers with performance incentives as indicated by such surveys.

Performance Bonus

       During 2004 the Committee approved a performance bonus plan based on achieving financial results in excess of certain financial thresholds or goals specified at the beginning of the year. Such goals consist principally of revenue and pretax income goals for operating units and group executive officers, and return on equity for corporate staff, corporate officers, and corporate executive officers. Annual bonus amounts are paid in February after establishing the financial results for the prior calendar year.

       For 2005 aggregate performance bonuses of about $3,700,000 were earned and paid to VSE officers and employees under the performance bonus plan, including about $1,079,000 paid to executive officers under the plan.

       VSE's wholly owned subsidiary Energetics Incorporated ("Energetics") maintains a performance bonus plan for its employees, including Mr. Reed. Amounts contributed to the plan are determined by Energetics based on its ability to utilize direct labor, contain costs, maintain competitive burden rates, and achieve pretax profitability. Bonus amounts accrued are distributed on the basis of individual and group contribution to meeting corporate goals for revenue, profit, marketing, and new and repeat business. Annual bonus amounts are paid in February after establishing the financial results for the prior calendar year. Mr. Reed's bonus under the plan is approved by the Energetics and VSE Board of Directors.

Long-term Compensation

       During 2004 the Board recommended and the stockholders approved the adoption of the VSE Corporation 2004 Stock Option Plan (the "2004 Plan"), which replaced a substantially similar 1998 Plan. Under the 2004 Plan, an aggregate of 350,000 shares of VSE Stock may be purchased pursuant to the grant of options.

       The purpose of the 2004 Plan is to provide non-employee directors, executive officers, and key personnel with long-term performance incentives and an identity of interests with the stockholders. VSE operates in a highly specialized field in which success is substantially dependent on the expertise of qualified and highly motivated key personnel. Management believes that the plans have been of material assistance in recruiting, motivating, and retaining key personnel.

       Discretionary stock options granted under the 2004 Plan are approved by the Committee after considering recommendations submitted by management based on the perceived long-term contribution of key personnel. The Committee independently determines the number of stock options to be awarded to the Chairman and CEO and President and COO. Awards of discretionary stock option grants approved by the Committee are subject to ratification by the Board.

       On December 30, 2005, the Board directed VSE to discontinue, until and unless the Board determined otherwise, awarding options, both discretionary and nondiscretionary, to purchase VSE Stock under the 2004 Plan. As of December 30, 2005, outstanding options issued under the 2004 Plan covered 68,250 shares of VSE Stock, and 256,000 shares and 24,000 shares, respectively, were available under the 2004 Plan for discretionary option awards to executive officers and key employees of VSE and nondiscretionary option awards to non-employee directors of VSE.

       The options outstanding, as of December 30, 2005, to purchase up to 68,250 shares of VSE Stock under the 2004 Plan are not affected by the above-referenced Board action. Prior to the Board's action, each non-employee director of VSE would receive as of January 1 of each year a nondiscretionary option under the 2004 Plan covering 1,000 shares of VSE Stock at a purchase price not less than the fair market value of VSE Stock as of the award date. In addition, the options outstanding, as of December 30, 2005, to purchase up to 129,313 shares of VSE Stock under VSE's 1998 Stock Option Plan are not affected by the above-referenced Board action.

       The primary reason for the Board's suspension of option awards under the 2004 Plan was the potential adverse affect on VSE's results of operations from the application of recent accounting pronouncements to share-based payments to employees, including stock option awards. While the Board has no current intent to do so, the Board may in the future authorize the issuances of additional options under the 2004 Plan.

       For a proposal regarding the adoption of a new incentive compensation plan (VSE's 2006 Restricted Stock Plan) see "Proposal No. 3" above.

All Other Compensation

       All VSE officers are entitled to participate in company fringe benefit programs, including the VSE Employee ESOP/401(k) Plan, which is an IRS qualified plan available to all eligible employees. Effective April 1, 1999, employer contributions to the ESOP portion of the plan were discontinued and replaced by employer contributions to the 401(k) portion of the plan based on employee 401(k) deferrals. The employer 401(k) contribution is equal to 50% of the first 6% of employee pay deferred into the employee's 401(k) account. Amounts contributed to the VSE ESOP/401(k) plan on behalf of the named executive officers are included in the "Summary Compensation Table."

       VSE has a non-qualified Deferred Supplemental Compensation Plan (the "DSC Plan") for all VSE officers. The DSC Plan provides, at the Board's discretion, for an annual contribution not to exceed 12% of VSE's consolidated net income for the year. Each officer's allocation from the annual contribution bears the same percentage to the annual contribution as that officer's salary bears to total annual officer salaries. Pursuant to the DSC Plan, an annual contribution of approximately $420,000 was authorized for 2005. Benefits under the DSC Plan are payable to the participant on retirement or resignation, subject to a vesting schedule, non-competition agreement, and other plan provisions, or in the event of a change of control of VSE. Amounts contributed to the DSC Plan on behalf of the named executive officers are included in the Summary Compensation Table.

       Energetics maintains a profit sharing plan (the Energetics Incorporated Profit Sharing Plan and Trust) for its employees, including Mr. Reed. All Energetics employees who have completed two years of service are members of the profit sharing plan. At the discretion of its Board of Directors, Energetics makes contributions to the plan approximately equal to 10% of eligible employee compensation. Eligible employee compensation under the plan is capped at $200,000 per year.

Chief Executive Officer Compensation

       During 2005, 2004, and 2003, VSE Chairman, Chief Executive Officer ("CEO"), President and Chief Operating Officer (Mr. Ervine) was compensated in accordance with an employment agreement negotiated and approved by the Committee in 1998. The agreement with Mr. Ervine presently extends through January 1, 2007, and is subject thereafter to automatic extensions for successive one-year periods unless notice to terminate is given by Mr. Ervine at least 90 days prior to the expiration of the term or any such one-year extension of the term. The agreement provides for a minimum base salary, with other terms and conditions substantially similar to a predecessor January 1, 1996, employment agreement (see "Certain Relationships and Related Transactions" above for a description of the current employment agreement).

       During 2005, Mr. Ervine was paid a base salary of $300,000 and served as VSE Chairman, CEO, President, and Chief Operating Officer. Effective January 1, 2006, the Committee approved an increase in Mr. Ervine's base salary to $325,000. The Committee based the salary increase primarily on the performance of the Corporation in 2005, including significant increases in revenues, backlog, net income, return on equity, number of employees, and the public market value of VSE Stock. The Committee also considered compensation survey data for executive officers at similarly situated companies, Mr. Ervine's leadership role in VSE, and his performance as both Chairman and Chief Executive Officer and President and Chief Operating Officer of the Corporation.

       The CEO's performance bonus for each of the years ended December 31, 2005, 2004, and 2003 was determined on the basis of the performance bonus plan described above. VSE's return on equity for the years ended December 31, 2005, 2004, and 2003, used in determining the CEO's performance bonus was approximately 26.6%, 18.1%, and 11.8%, respectively.

       On December 30, 2005, the Board directed VSE to discontinue, until and unless the Board determined otherwise, awarding options, both discretionary and nondiscretionary, to purchase VSE Stock under the 2004 Plan, and accordingly, the CEO received no long-term compensation award for the year ended December 31, 2005. For a proposal regarding the adoption of a new incentive compensation plan (the VSE Corporation 2006 Restricted Stock Plan) to replace the 2004 Plan, please see "Proposal No. 3" above.

       Compensation Committee:  Jimmy D. Ross (Chairman), Clifford M. Kendall,
                                and Calvin S. Koonce

Compensation Committee Interlocks and Insider Participation

       No executive officer of VSE serves or has served as a member of the Compensation Committee of another entity which has an executive officer who serves on VSE's Compensation Committee. No executive officer of VSE serves or has served as a director of another entity which has an executive officer who serves on VSE's Compensation Committee.

       Mr. Koonce is a major stockholder of VSE. See "Security Ownership of Certain Beneficial Owners and Management."

       VSE and the trustees of its employee benefit plans have in the past effected certain of their transactions in VSE Stock through Wachtel & Co., Inc., of which Ms. Wachtel is a director, officer and shareholder, and through Koonce Securities, Inc., which is wholly owned by Mr. Koonce. No transactions in VSE Stock occurred with Wachtel & Co., Inc. or Koonce Securities, Inc. in 2005.

       Mr. Osnos is of counsel at the law firm of Arent Fox PLLC, which has represented and is expected to continue to represent VSE on various legal matters. See "Certain Relationships and Related Transactions."

Summary Compensation Table

       The following table reports the compensation paid for the past three years for each of the five most highly compensated VSE executive officers, including the Chief Executive Officer.
                                                             Long-term       All
                                                Annual      Compensation    Other
                                             Compensation      Awards    Compensation
                                           ----------------    -------   ------------
                                   Fiscal  Salary     Bonus    Options
Name and Principal Position         Year     ($)       ($)       (#)        ($)(1)
---------------------------         ----   -------  -------    -------    -------
Thomas G. Dacus                     2005   165,000   165,000         0     28,048
 Senior Vice President and          2004   155,000    85,000     9,000     18,064
 Director, Federal Group            2003   150,200    60,000     9,000      7,253

Donald M. Ervine                    2005   300,000   300,000         0     48,699
 Chairman of the Board,	            2004   264,000   119,000    15,000     28,814
 President and CEO/COO              2003   264,000    35,000    12,000    105,739

James M. Knowlton                   2005   200,100   200,100         0     33,485
 Executive Vice President and       2004   184,400    92,000    10,000     20,810
 Director, International Group      2003   183,200    50,000     9,000      8,223

Thomas R. Loftus                    2005   168,000   168,000         0     28,738
 Senior Vice President and          2004   150,000    66,100     6,000     17,445
 Chief Financial Officer            2003   130,000    17,200     7,000     16,731

Craig S. Weber                      2005   165,000   165,000         0     28,250
 Executive Vice President,          2004   161,000    70,900     6,000     18,636
 Chief Administrative Officer,      2003   156,800    20,800     7,000     17,264
 and Secretary


(1) The column headed "All Other Compensation" includes, for each of the named executive officers, contributions made by VSE to two defined contribution employee benefit plans, the VSE Employee ESOP/401(k) Plan, which is generally available to all VSE employees, and the DSC Plan, and in 2003, $95,197 paid to Mr. Ervine for cashed-in unused accrued vacation and $10,000 paid to each of Mr. Loftus and Mr. Weber pursuant to VSE's employee spot bonus program.

Option Grants in Last Fiscal Year

       No options were granted in fiscal year 2005. On December 30, 2005, the Board directed VSE to discontinue, until and unless the Board determined otherwise, awarding options, both discretionary and nondiscretionary, to purchase VSE Stock under the 2004 Plan. For a proposal regarding the adoption of a new incentive compensation plan (the VSE Corporation 2006 Restricted Stock
Plan), see "Proposal No. 3" above.

Aggregate Options Exercised in Last Fiscal Year and Fiscal Year-end Option
Values

       The following table reports the options exercised, exercisable, and unexercisable as of the end of VSE's fiscal year 2005 for each of the five most highly compensated VSE executive officers, including the chief executive officer.

                                                   Number of Securities
                                                 Underlying Unexercised	       Value of Unexercised
		                                             Options at	       In-the-Money Options
	                                                    at 12/31/05	         at 12/31/05 ($)(2)
---------------------------------------------------------------------------------------------------
	      Shares acquired      Value ($)
Name	          on exercise   realized (1) Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------
Thomas G. Dacus            --            --       13,250          6,750      414,400        202,320
Donald M. Ervine       22,000	    567,124       38,500         10,500    1,282,400        313,680
James M. Knowlton      11,500	    301,253       17,750          7,250      570,960        216,960
Thomas R. Loftus        4,000	    133,320       15,750          4,750      518,580        142,720
Craig S. Weber          8,000	    246,262       20,250          4,750      678,240        142,720


(1) Value realized is determined by subtracting the exercise price from the fair market value on the date the options were exercised and multiplying the resulting number by the underlying shares of Stock.

(2)	Value is determined by subtracting the exercise price from the fair market value of the Stock as of December 31, 2005 ($42.10 per share) and multiplying the resulting number if positive by the underlying Stock.

                              Performance Graph

       Set forth below is a line graph comparing the cumulative total return of VSE Stock with (a) a performance index for the broad market in which VSE Stock is traded and (b) a published industry index. VSE Stock is traded on the NASDAQ National Market System, and VSE's industry group is engineering and technical services (formerly SIC Code 8711). Accordingly, the performance graph compares the cumulative total return for VSE Stock with (a) an index for the NASDAQ National Market System (U.S. companies) ("NASDAQ Index") and (b) a published industry index for SIC Code 8711 ("Industry Index").

                                [insert graph]


*	Total return assumes reinvestment of dividends and assumes $100 invested on December 31, 2000, in VSE Stock, the NASDAQ Index, and the Industry Index.

                           Performance Graph Table

	             2000    2001    2002    2003    2004    2005
                     ----    ----    ----    ----    ----    ----
VSE Stock	      100     138     205     256     491     827
NASDAQ Index	      100      79      56      83      91      93
Industry Index	      100     120      94     142     161     235


                            STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be presented at VSE's 2007 annual meeting of stockholders must have been received by VSE's Secretary at VSE's principal executive offices, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, by no later than the close of business on February 3, 2007, to be considered for inclusion in VSE's proxy material relating to such meeting.

                                OTHER MATTERS
       VSE will bear the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of VSE. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. VSE will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

       Please sign and promptly return your proxy in the enclosed envelope. Your vote is important.

By Order of the Board of Directors
C. S. Weber, Secretary

                                                                     Appendix A

                               VSE CORPORATION
                         2006 RESTRICTED STOCK PLAN
1.	Purpose

       The purpose of the VSE Corporation 2006 Restricted Stock Plan (the "Plan") is to promote the ability of VSE Corporation, a Delaware corporation, to recruit and retain employees and non-employee directors and enhance the growth and profitability of VSE Corporation by providing the incentive of long-term awards for continued employment and directorship and the attainment of performance objectives.

2.	Definitions

       (a) "Affiliate" means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

       (b) "Award" means an award of Restricted Stock or Restricted Stock Units granted under the Plan.

       (c)   "Board" means the Board of Directors of the Company.

       (d) "Change of Control" means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board's determination shall be final and binding.

       (e)   "Code" means the Internal Revenue Code of 1986, as amended.

       (f) "VSE Plan" means any restricted stock, restricted stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including the Plan, the VSE Corporation 2004 Stock Option Plan, the VSE Corporation 1998 Stock Option Plan and the VSE Corporation 2004 Directors Stock Plan.

       (g)   "Committee" means the Compensation Committee of the Board.

       (h) "Common Stock" means Common Stock, par value $0.05 per share, of the Company.

       (i) "Company" means VSE Corporation, a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

       (j)   "Date of Grant" means the date on which an Award is granted.

                                     A-1

       (k) "Eligible Employee" means an employee of a Participating Company, as determined by the Committee.

       (l)   "Fair Market Value" means:

             (i) If trades of Shares are reported on the Nasdaq National Market, Fair Market Value shall be determined based on the last quoted sale price of a Share on the Nasdaq National Market on the date of determination, or if such date is not a trading day, the next trading date.

             (ii) If trades of Shares are not reported on the Nasdaq National Market but Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date.

             (iii) If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined by the Committee in good faith.

       (m) "Grantee" means an Eligible Employee or Non-Employee Director who is granted an Award.

       (n) "Non-Employee Director" means an individual who is a member of the Board, and who is not an employee of the Company, including an individual who is a member of the Board and who previously was an employee of the Company.

       (o)   "Other Available Shares" means, as of any date, the sum of:

             (i) The total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a VSE Plan or otherwise in connection with the performance of services to the Company or an Affiliate thereof; plus

             (ii)  The excess, if any of:

                   (1) The total number of Shares owned by a Grantee other than the Shares described in Section 2(o)(i); over

                   (2)   The sum of:

                         (A) The number of such Shares owned by such Grantee for less than six months; plus

                         (B) The number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Section 8(c)(ii) or any similar withholding certification under any other VSE Plan; plus

       (p) "Participating Company" means the Company and each of the Subsidiary Companies.

       (q) "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

       (r) "Plan" means the VSE Corporation 2006 Restricted Stock Plan, as set forth herein, and as amended from time to time.

                                     A-2

       (s) "Restricted Stock" means Shares subject to restrictions as set forth in an Award.

       (t) "Restricted Stock Unit" means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.

       (u)   "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act.

       (v) "Senior Executive" means an Eligible Employee whom the Committee has identified as a "covered employee" for purposes of Code Section 162(m).

       (w)   "Share" or "Shares" means a share or shares of Common Stock.

       (x) "Subsidiary Companies" means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of Code
Section 424(f).

       (y) "Successor-in-Interest" means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.

       (z)   "Terminating Event" means any of the following events:

             (i)   the liquidation of the Company; or

             (ii)  a Change of Control.

       (aa) "Third Party" means any Person, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Company or an Affiliate of the Company.

       (bb) "Vesting Date" means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.

       (cc)  "1933 Act" means the Securities Act of 1933, as amended.

       (dd)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

3.     Rights to be Granted

       Rights that may be granted under the Plan are:

             (i) Rights to Restricted Stock which gives the Grantee ownership rights in the Shares pursuant to the Award, subject to a substantial risk of forfeiture, as set forth in Section 7, and

             (ii) Rights to Restricted Stock Units which give the Grantee a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of Shares upon the terms and conditions set forth in the Plan and the applicable Award.

4.     Shares Subject to the Plan or Awards

       (a) Not more than 125,000 Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, subject to adjustment in accordance with Section 9. The Shares issued under the Plan may, at the Company's option, be either Shares held in treasury or Shares originally issued for such purpose.

                                     A-3

       (b) If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.

5.     Administration of the Plan

       (a) Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Section 5 shall apply so that all references in this Section 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.

       (b) Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

             (i) select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

             (ii) interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

       The determination of the Committee in all matters as stated above shall be final, binding and conclusive.

       (c) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

       (d) Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 5(d) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

       (e) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's certificate of incorporation and by-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

       (f) Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:

             (i)   has a base salary of $100,000 or more;

                                     A-4

             (ii)  is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act; or

             (iii) is a Senior Executive.

       (g) Termination of Delegation of Authority. Any delegation of authority described in Section 5(f) shall continue in effect until the earliest of:

             (i) such time as the Committee shall, in its discretion, revoke such delegation of authority;

             (ii) the delegate shall cease to be an employee of the Company for any reason; or

             (iii) the delegate shall notify the Committee that he declines to continue exercise such authority.

6.     Eligibility

       Awards may be granted only to Eligible Employees and Non-Employee Directors.

7.     Restricted Stock and Restricted Stock Unit Awards

       The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this
Section 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Section 7 to the Committee.

       The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

       (a) Time of Grant. No Awards shall be granted after the fifth anniversary of the Effective Date.

       (b) Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

       (c) Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms and conditions of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the Grantee's name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

       (d) Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

       (e) Vesting / Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award;

                                     A-5

provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee's Restricted Stock or Restricted Stock Units.

       (f) Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

       (g) Termination of Grantee's Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. If a Grantee terminates employment with all Participating Companies, all Restricted Shares or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

       (h) Delivery of Shares. When a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred, and shall deliver to the Grantee (or the Grantee's Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Section 8(a)). All Awards shall be settled no later than the March 15th following the calendar year in which such Award is vested. The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

       (i) Qualified Performance-Based Awards. A Subcommittee of the Committee ("Subcommittee"), comprised solely of two or more Non-Employee Directors who otherwise meet the requirements of being "outside directors" as defined in Code Section 162(m), may designate whether any Award granted to a Senior Executive is intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m).

             (i) Any Award designated as intended to be performance-based compensation shall be, to the extent required by Code Section 162(m) either (A) conditioned upon the achievement of one or more of the following performance measures, or (B) granted based upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity or capital, income, level of expenses, growth in revenue, or other performance measures deemed by the Subcommittee to be appropriate. The provisions describing the performance goals associated with an Award to a Senior Executive must be expressed in an objective rather than subjective manner such that a Third Party having knowledge of the relevant performance results could calculate the extent, if any, to which an Award has become vested. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Subcommittee may determine, in its discretion, including in absolute terms, as a global performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Subcommittee

                                     A-6

       may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Subcommittee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such factors as the Subcommittee may determine; including, any adjustments that would result in the Company paying non-deductible compensation to a Participant. For any Award subject to such pre-established formula, no more than $1,000,000 can be paid in satisfaction of such Award to any Senior Executive.

       	     (ii) Any Award that is intended to qualify as "performance-based compensation" shall also be subject to the following:

                   (A)	No later than 90 days following the commencement of each
       performance period (or such other time as may be required or permitted by Code Section 162(m)), the Subcommittee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals the number of shares or units that may be earned by a Participant for such performance period.

                   (B)	Following the completion of each performance period, the
       Subcommittee shall certify in writing whether the applicable performance targets have been achieved and the number of units or shares if any, earned by a Participant for such performance period. All decisions by the Subcommittee as to the terms and conditions of an Award and the extent to which an Award has become vested shall be binding and conclusive on the Senior Executives.

                   (C)	In determining the number of units or shares earned by a
       Participant for a given performance period, subject to any applicable Award Agreement, the Subcommittee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Subcommittee may deem relevant to the assessment of individual or corporate performance for the performance period.

                   (D)	In the case of Senior Executives being granted Awards
       subject to Section 7(i) at least six months must elapse from the date of the grant of the Award to the date of disposition of underlying Shares.

       (j) Retirement, Death or Disability. The Committee may, in its discretion, waive the Vesting Date or any restrictions imposed on an Award in the event of the retirement, death or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such exercise in any other case.

8.     Securities Laws; Taxes

       (a) Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a

                                     A-7

Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

       (b) Taxes. Subject to the rules of Section 8(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

       (c) Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

             (i) In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to
       (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

             (ii) Except as otherwise provided in this Section 8(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company's withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Section 8(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Section 8(c)(ii) may be made only by a Grantee or, in the event of the Grantee's death, by the Grantee's legal representative. No Shares withheld pursuant to this Section 8(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Section 8(c)(ii) as it deems appropriate.

9.     Changes In Capitalization

       The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of

                                     A-8

Shares or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 9 and any such determination by the Committee shall be final, binding and conclusive.

10.    Terminating Events

       The Committee shall give Grantees at least ten (10) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part.

       Claims for benefits under the Plan must be filed with the Committee at the following address:

       VSE Corporation
       2550 Huntington Avenue
       Alexandria, VA 22303-1499
       Attention: Corporate Secretary

11.    Amendment and Termination

       The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be materially and adversely affected by any such termination or amendment without the written consent of the Grantee.

12.    Construction and Certain Terms and Phrases

       (a) Unless the context of the Plan otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to the entire Plan and not to any particular provision of the Plan and (iv) the term "Section" without any reference to a specified document refer to the specified Section of the Plan.

       (b) The words "including," "include" and "includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "comprising" is used instead.

       (c) The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction.

       (d) Whenever the Plan refers to a number of days, such number shall refer to calendar days unless business days are specified.

       (e) All accounting terms used herein and not expressly defined herein shall have the meanings ascribed to them under United States generally accepted accounting principles.

                                     A-9

       (f) Any reference to any federal, state, local or foreign statute or law, including the Code, 1933 Act and the 1934 Act, shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

13.    Effective Date

       The Plan was approved and adopted by the Board on February 9, 2006, subject to the approval of the holders of a majority of the Common Stock entitled to vote thereon. The effective date of the Plan shall be the date on which the Plan is approved by VSE's stockholders as contemplated by the immediately preceding sentence (the "Effective Date").

14.    Governing Law

       The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with the laws (excluding conflict of law rules and principles) of the State of Delaware.

Executed as of February 9, 2006.
					VSE CORPORATION


					By:__________________________________
                                           Donald M. Ervine, Chairman of the
					   Board, Chief Executive Officer and
					   President


                                     A-10

Form of Proxy
________________________________________________________________________________

VSE Corporation PROXY              This Proxy is solicited on behalf of the
2550 Huntington Avenue             Board of Directors
Alexandria, Virginia 22303-1499    The undersigned hereby appoints D. M. Ervine
                                   and C. S. Weber as Proxies, each with the power to appoint his substitute, and hereby authorizes them to vote as designated below, all the shares of Common Stock of VSE Corporation held of record by the undersigned on March 20, 2006, at the annual meeting of stockholders scheduled to be held on May 2, 2006, and at any adjournment thereof.


1. ELECTION OF DIRECTORS
   FOR all nominees listed below	           WITHHOLD AUTHORITY

   (except as marked to the contrary below) ___	   to vote for all nominees
                                                   listed below ___

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

   Donald M. Ervine, Clifford M. Kendall, Calvin S. Koonce, James F. Lafond,
             David M. Osnos, Jimmy D. Ross, and Bonnie K. Wachtel

2. PROPOSAL TO APPROVE AN AMENDMENT TO VSE'S RESTATED CERTIFICATE OF INCORPORATION to increase the authorized number of shares of VSE Common Stock, par value $.05 per share, from 5,000,000 shares to 15,000,000 shares.

	___ FOR	                  ___ AGAINST	                ___ ABSTAIN

3. PROPOSAL TO APPROVE THE ADOPTION OF THE VSE CORPORATION 2006 RESTRICTED STOCK PLAN.

	___ FOR	                  ___ AGAINST	                ___ ABSTAIN


4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as the independent auditor of VSE Corporation.

	___ FOR	                  ___ AGAINST	                ___ ABSTAIN

5. In their discretion, the Proxies are authorized to vote on such other business as may properly come before this meeting.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                    Please sign exactly as it appears printed hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing as a corporation, please sign full corporate name by President or other authorized officer. If signing as a partnership, please sign in partnership name by authorized person.


Dated: _______________, 2006			    ___________________________
Please vote, sign, date, and,	                    Signature
return the Proxy Card using
the enclosed envelope.				    ___________________________
                                                    Signature if held jointly

________________________________________________________________________________